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                                                                    EXHIBIT 3.99

                            CERTIFICATE OF FORMATION
                                       OF
                          BHC MANAGEMENT SERVICES, LLC

                  The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

                  FIRST: The name of the limited liability company (hereinafter Called the "limited liability company") is BHC Management Services, LLC.

                  SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

Executed on March 20, 2001

                                        /s/ William P. Barnes
                                        ------------------------
                                        William P. Barnes
                                        Authorized Person

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 01:00 PM 03/21/2001
                                                          010138946 - 3371412